Exhibit 10.11.20


                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     This amendment (the "Amendment") to the employment agreement entered into by and between Gregory J. Christian (the "Executive") and Foamex International Inc., a Delaware corporation and its primary operating subsidiary Foamex L.P. (collectively the "Company"), dated as of January 26, 2004 and amended as of April 25, 2005 (the "Employment Agreement"), is effective as of August 15, 2005


                              W I T N E S S E T H :

     WHEREAS, the Company and the Executive have entered into the Employment Agreement, which provides for the terms and conditions of the Executive's employment with the Company; and

     WHEREAS, the Board of Directors (the "Board") has considered the Executive's performance and duties and desires to have Executive assume additional responsibilities relating to a corporate debt restructuring, whether or not pursued in a proceeding under the Bankruptcy Code, and the Executive is willing to assume such responsibilities;

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect these additional responsibilities; and

     WHEREAS, terms and conditions of the Agreement not specifically amended herein shall remain unchanged and in full force and effect.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. New Section 1.3 is added to the Employment Agreement to read in its entirety as follows:

     1.3 Chief Restructuring Officer.

     (a) In addition to Executive's employment and duties as Executive Vice President and General Counsel of the Company, Executive shall also serve as the Chief Restructuring Officer of the Company ("CRO").

     (b) Executive's duties as Chief Restructuring Officer shall be as specified from time to time by the Board of Directors. In connection with his CRO responsibilities, Executive will:

         (i) Consult on a regular basis with the Chief Executive Officer and the Chief Financial Officer, as well as with the Chairman, and

         (ii) Report to the Chief Executive Officer and, as requested by the Board from time to time, report directly to the Board as to the status and implementation of the restructuring process.

     (c) Executive shall serve as Chief Restructuring Officer at the pleasure of the Board. If the Board shall discontinue his service as Chief Restructuring Officer, such discontinuance shall not by itself constitute Good Reason for Executive to terminate employment hereunder for Good Reason, nor shall it constitute a termination or constructive termination of employment by the Company.


     2. Section 3.1(a) of the Employment Agreement is amended to read in its entirety as follows:

     (a) Salary; CRO Compensation.

         (i) Base Salary. Effective May 1, 2005, the Company shall pay Executive a base salary during the Term ("Base Salary"), payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of at least $300,000 per annum. The Base Salary will be reviewed annually by the Compensation Committee of the Board.

         (ii) CRO Compensation. For so long as Executive shall serve as Chief Restructuring Officer, the Company shall pay Executive, additional compensation at the rate of $75,000 per annum ("CRO Compensation"). This amount shall be paid as if additional base salary in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law. The CRO Compensation shall not be taken into account as if Base Salary in determining bonus, severance, or other compensation or benefit payments required hereunder.

     3. All other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

     4. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.



         EXECUTIVE                                    FOAMEX INTERNATIONAL INC.

         By: /s/ Gregory J. Christian                 By: /s/ Thomas E. Chorman
             ------------------------                     ---------------------
             Gregory J. Christian                         Thomas E. Chorman
                                                          President and CEO